UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2020

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	TTWO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 17, 2020, Take-Two Interactive Software, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Playdots, Inc., a Delaware corporation (“Playdots”), Dash MS, LLC, a Delaware limited liability company (“Merger Sub”), Dash MS II, LLC, a Delaware limited liability company (“Merger Sub II”), and Shareholder Representative Services LLC, as Stockholder Representative.

On the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub will merge with and into Playdots (the “First Merger”), with Playdots surviving the First Merger as a direct wholly-owned subsidiary of the Company, and (ii) immediately following the effective time of the First Merger, Playdots will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a direct wholly-owned subsidiary of the Company. It is expected that the Mergers will be treated as a tax-free reorganization for U.S. federal income tax purposes.

Merger Consideration

The base purchase price for Playdots’ outstanding equity interests, excluding unvested equity awards, is $192 million, consisting of a combination of $90 million in cash and $102 million in shares of common stock, par value $0.01 per share (“Common Stock”), of the Company, valued based on the average closing price per share of the Common Stock on the Nasdaq Global Select Market during a specified period preceding the closing date, subject to a post-closing working capital adjustment. In addition, at the effective time of the First Merger, Playdots’ unvested equity awards will be converted into corresponding unvested equity awards with respect to shares of the Common Stock (the “Converted Awards”) pursuant to an exchange ratio that is designed to maintain the intrinsic value of the award immediately prior to the effective time of the First Merger. Following the effective time of the Mergers, the Converted Awards will vest based on continued service and will continue to be governed by substantially the same terms and conditions as were applicable to the corresponding Playdots equity awards prior to the effective time of the First Merger.

Conditions to the Mergers

The closing of the Mergers is subject to the satisfaction or waiver of customary closing conditions for both parties, including (i) the adoption of the Merger Agreement by the requisite approval of the stockholders of Playdots, (ii) the expiration or termination of applicable waiting periods, including any extension thereof, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, to the extent the parties mutual agree that such approval is required under applicable law, (iii) the absence of any law or order by any governmental authority that enjoins or otherwise prohibits the consummation of the Mergers and (iv) the absence of any legal challenge instituted by any governmental authority which seeks to enjoin or otherwise prohibit, or which questions the validity or legality of, the consummation of the Mergers. In addition, the obligation of each of the Company and Playdots to consummate the Mergers is conditioned on the accuracy of the representations and warranties made by the other party on the Closing Date (as defined in the Merger Agreement) or, if applicable, an earlier date (subject to certain “materiality” and “material adverse effect” qualifications set forth in the Merger Agreement with respect to such representations and warranties), and the performance by the other party in all material respects of its obligations under the Merger Agreement.

Certain Other Terms of the Merger Agreement

The Merger Agreement provides for certain termination rights for both the Company and Playdots, including, among other things, (i) by mutual consent of the parties, (ii) by either party if the Mergers are not consummated on or before November 30, 2020 (the “Outside Date”), (iii) by either party in the event that any governmental authority shall have issued a final and non-appealable order enjoining or otherwise prohibiting the consummation of the Mergers, (iv) by either party in the case of certain breaches of the other party’s representations and warranties that would result in the failure of a closing condition and such breach is not cured within a specified period or is not capable of cure sufficient to allow satisfaction of the closing conditions prior to the Outside Date and (v) by the Company if the requisite Playdots stockholder approval is not received.

The Merger Agreement contains customary representations and warranties made by each of the Company and Playdots, and also contains customary pre-closing covenants applicable to the conduct of business of Playdots, including to operate its business in the ordinary course consistent with past practice in all material respects and to refrain from taking certain action without the Company’s prior consent. In addition, in the Merger Agreement, the Company has agreed to file, on the Closing Date, a registration statement on Form S-3 with the Securities and Exchange Commission, registering the resale from time to time of the shares of the Common Stock to be issued to the Playdots stockholders at the consummation of the First Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated by reference herein. The Merger Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Playdots or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties of each of the Company, Merger Sub and Merger Sub II, on the one hand, and Playdots, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Merger Sub and Merger Sub II, on the one hand, and the Playdots shareholders, on the other hand. Accordingly, investors and securityholders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts or condition of the Company, Playdots or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01	Regulation FD Disclosure.

On August 18, 2020, the Company issued a press release announcing the entry into the Merger Agreement, as described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of August 17, 2020, by and among Take-Two Interactive Software, Inc., Dash MS, LLC, Dash MS II, LLC, Playdots, Inc. and Shareholder Representative Services LLC, as Stockholder Representative †

99.1	Take-Two Interactive Software, Inc., Press Release, dated August 18, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Matthew Breitman
Name:	Matthew Breitman
Title:	Senior Vice President, General Counsel Americas & Corporate Secretary

Date: August 18, 2020